Exhibit 99.1

ZAIS Financial Corp. Reports Second Quarter 2016 Results

RED BANK, N.J., Aug. 9, 2016 /PRNewswire/ -- ZAIS Financial Corp. (NYSE: ZFC) ("ZAIS Financial" or the "Company") today reported financial results for the three months ended June 30, 2016.

SECOND QUARTER 2016 HIGHLIGHTS

The Company's operating results for the three months ended June 30, 2016 were primarily impacted by the following factors:

  a decrease in net interest margin in the residential mortgage investment portfolio primarily due to the sale of the seasoned, re-performing mortgage loan portfolio on May 26, 2016; and
  an increase in other expenses primarily due to transaction costs related to the pending mergers.

A summary of the Company's operating results for the three and six months ended June 30, 2016 and June 30, 2015 is presented below. The Company's book value per share and leverage ratio at June 30, 2016 and December 31, 2015 are also presented below:

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
U.S. GAAP net (loss)/ income	$(1.1) million	$6.7 million	$(4.5) million	$7.1 million
U.S. GAAP net (loss)/ income per diluted weighted average share outstanding	$(0.13)	$0.65	$(0.51)	$0.79
Core Earnings	$(1.0) million	$3.4 million	$0.8 million	$8.0 million
Core Earnings per diluted weighted average share outstanding	$(0.11)	$0.38	$0.09	$0.89

	For the Period/Year Ended
	June 30, 2016	December 31, 2015
Book value per share of common stock and Operating Partnership Unit, at end of period/year	$18.66	$19.98
Leverage ratio, at end of period/year	1.94x	2.97x

Core Earnings (a non-GAAP financial measure as defined below) decreased to $(1.0) million, or $(0.11) per diluted weighted average share outstanding, from $3.4 million, or $0.38 per diluted weighted average share outstanding for the three months ended June 30, 2015. The decrease was driven by a reduction in net interest margin in the residential mortgage investment segment of $(3.7) million, primarily due to the sale of the seasoned re-performing mortgage loan portfolio on May 26, 2016 and a decrease in net interest margin related to the RMBS and Other Investment Securities portfolio primarily due to a reduction in unpaid principal balances resulting from scheduled principal payments and sales of RMBS. There was also an increase in other expenses of $2.2 million primarily due to transaction costs related to the pending plan of merger with Sutherland Asset Management Corporation ("Sutherland"). These decreases were partially offset by an increase in core earnings of $1.6 million in the mortgage banking segment, which experienced an 11.4% increase in mortgage originations compared to the same period in the prior year.

Operating Activity in Mortgage Banking Segment:	Three Months Ended June 30, 2016	Increase from the Quarter Ended March 31, 2016	Increase from the Quarter Ended June 30, 2015
Mortgage originations(1)
Unpaid principal balance	$ 559.7	29.5%	11.4%
Mortgage loans sold(1)
Unpaid principal balance	$ 535.8	25.5%	4.7%
(1)	Excludes reverse mortgages and was obtained from the loan origination system of GMFS, the Company's mortgage loan origination subsidiary.

The Company maintained a dividend of $0.40 per share of the Company's common stock and operating partnership unit ("OP unit") for the first quarter, declared on June 16, 2016 and paid on July 15, 2016.

PLANNED BUSINESS COMBINATION WITH SUTHERLAND ASSET MANAGEMENT

As described in greater detail in our current reports on Form 8-K filed on April 7, 2016 and May 9, 2016, the Company entered into the Merger Agreement, pursuant to which the Company will combine with Sutherland, a privately held commercial mortgage real estate investment trust ("REIT"). In the transactions described in the Merger Agreement (the "Mergers"), the Company's stockholders will continue to be stockholders of the surviving corporation and will be eligible to receive cash of up to $64.3 million in a tender offer to be made by the Company following stockholder approval of the transaction. Pursuant to the terms of the Merger Agreement, Sutherland stockholders will receive newly issued shares of the Company's common stock, and holders of Sutherland operating partnership units will receive operating partnership units in ZAIS Financial Partners, L.P., which will be the surviving operating partnership. Following the Mergers, the combined entity will be renamed Sutherland Asset Management Corporation, and its shares will continue to be listed on the New York Stock Exchange under the symbol "SLD". The management agreement with ZAIS Group will be terminated, a termination fee of $8.0 million will be paid to ZAIS Group and the combined entity will become externally managed by Waterfall Asset Management, LLC, Sutherland's current external manager.

The Merger Agreement has been approved by both companies' boards of directors and is subject to the approval of both companies' stockholders. The completion of the Mergers is subject to the satisfaction of certain other conditions, including the commencement and completion or withdrawal of the tender offer described above, receipt of regulatory approvals relating to the issuance of the Company's common stock, the delivery of certain documents and consents, the representations and warranties of the parties being true and correct, subject to the materiality standards contained in the Merger Agreement, and the absence of a material adverse effect with respect to either Sutherland or the Company. The companies expect the transaction to close by the end of the fourth quarter of 2016.

SECOND QUARTER 2016 RESULTS

ZAIS Financial reported U.S. GAAP net loss for the three months ended June 30, 2016 of $(1.1) million or $(0.13) per diluted weighted average share outstanding, compared with net income of $6.7 million or $0.65 per diluted weighted average share outstanding for the same period in 2015. The decrease was primarily due to a decrease in net interest margin in the residential mortgage investment portfolio of $2.8 million as a result of the sale of the seasoned, re-performing mortgage loan portfolio on May 26, 2016, a decrease in net interest margin of $0.9 million related to the RMBS and Other Investment Securities portfolio primarily due to a reduction in unpaid principal balances outstanding resulting from scheduled principal payments and sales of RMBS, an increase in other expenses of $2.2 million primarily due to transaction costs related to the pending Mergers, and a decrease in the value of residential mortgage servicing rights ("MSRs") in the Company's residential mortgage banking segment; offset by an increase in income from mortgage banking activities and loan servicing, a decrease in professional fees and an increase in other gains.

For the three months ended June 30, 2016, the Company reported Core Earnings of $(1.0) million, or $(0.11) per diluted weighted average share outstanding, compared with $3.4 million or $0.38 per diluted weighted average share outstanding during the same period in 2015. The decrease in Core Earnings was primarily due to a decrease in net interest margin in the residential mortgage investment portfolio of $2.8 million primarily due to the sale of the seasoned, re-performing mortgage loan portfolio on May 26, 2016, a decrease in net interest margin of $0.9 million related to the RMBS and Other Investment Securities portfolio primarily due to a reduction in unpaid principal balances resulting from scheduled principal payments and sales of RMBS, and an increase in other expenses of $2.2 million primarily due to transaction costs related to the pending Mergers. This decrease is offset by an increase in non-interest income of $1.6 million from the Company's mortgage banking activities. Core Earnings is a non-U.S. GAAP financial measure that the Company defines as net interest income, plus non-interest income from its mortgage banking platform (excluding the after tax change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model) less total operating expenses (excluding the after tax effect of depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries using the applicable effective tax rate for the period. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

At June 30, 2016, the weighted average net interest spread between the yield on the Company's assets and the cost of funds, including the impact of interest rate hedging, was 1.23% for mortgage loan investments and 3.24% for non-Agency RMBS and Other Investment Securities, compared with 4.05% and 4.81%, respectively, at June 30, 2015.

The Company incurred expenses of $16.1 million for the three months ended June 30, 2016, compared with $13.7 million for the three months ended June 30, 2015. The increase was largely attributable to the transaction costs relating to the pending Mergers.

The Company had 7,970,886 shares of common stock outstanding as of June 30, 2016 and June 30, 2015, respectively.

INVESTMENT PORTFOLIO SUMMARY

As of June 30, 2016, ZAIS Financial held residential mortgage loans held for investment with an aggregate unpaid principal balance of $42.3 million and a fair value of $43.6 million, a diversified portfolio of non-Agency RMBS with a fair value of $84.6 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and Other Investment Securities with a fair value of $13.2 million.

During the three months ended June 30, 2016, the Company purchased newly originated residential mortgage loans with an unpaid principal balance of $12.6 million which are held for investment at fair value. The Company did not purchase or sell any non-Agency RMBS or Other Investment Securities during the period.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of June 30, 2016, ZAIS Financial had a leverage ratio of 1.94x. The aggregate borrowings outstanding as of June 30, 2016 were $322.1 million under the loan repurchase facility with Credit Suisse First Boston Mortgage Capital LLC, four master securities repurchase agreements, warehouse lines of credit, Treasury securities repurchase agreements and the unsecured exchangeable senior notes due 2016 (the "Notes") issued by the Company's operating partnership subsidiary. The loan repurchase facility, which is secured by portions of the Company's newly originated mortgage loans, the warehouse lines of credit, which are secured by portions of the Company's mortgage loans held for sale, and the master securities repurchase agreements, which are secured by non-Agency RMBS, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 15, 2016, are the Company's senior unsecured obligations and bear interest at a rate of 8.0% per year, payable semiannually in arrears on May 15th and November 15th of each year. If the Mergers do not close prior to November 15, 2016, the Company intends to settle the obligation with its cash balances.

As of June 30, 2016, the Company had outstanding MBS forward sales contracts used to mitigate the interest rate price risk associated with its outstanding interest rate lock commitments ("IRLC") and mortgage loans held for sale. The Company expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The notional amount of the Company's MBS forward sales contracts as of June 30, 2016 was $299.0 million. As of June 30, 2016, the Company also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of June 30, 2016.

COMMON STOCK DIVIDEND

On June 16, 2016, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended June 30, 2016, maintaining the dividend level from prior quarters. The dividend was paid on July 15, 2016 to stockholders and OP unit holders of record as of the close of business on June 30, 2016.

The Company's current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

In order to reduce market risk in its investment portfolio, prior to entering into the Merger Agreement, the Company had begun the process of selling its seasoned, re-performing mortgage loans from its residential mortgage investments segment. The Merger Agreement requires the Company to complete the sale of its seasoned, re-performing mortgage loans as a condition to closing of the Mergers and the sale was completed on May 26, 2016. The sale of these mortgage loans has resulted in a reduction of the Company's investment income and, if the Mergers are not completed, may therefore result in a decision to reduce or curtail dividends in the future.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), this press release includes Core Earnings which is a non-U.S GAAP financial measure. The Company defines Core Earnings as net interest income, plus non-interest income from its mortgage banking platform (excluding the after tax change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model) less total operating expenses (excluding the after tax effect of depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries using the applicable effective tax rate for the period. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company believes that providing investors with this non-U.S GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(dollars in thousands, except per share data)
Net (loss)/income – U.S. GAAP	$(1,121)	$6,710	$(4,497)	$7,127
Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans held for investment and held for sale previously held for investment	22,481	(1,247)	19,963	(47)
Change in unrealized gain or loss on real estate securities	(1,130)	1,965	664	2,143
Change in unrealized gain or loss on Other Investment Securities	(338)	(8)	(363)	(145)
Change in unrealized gain or loss on real estate owned	(996)	93	(929)	(9)
Change in unrealized gain or loss on Treasury securities	(3)	—	(9)	—
Realized gain on mortgage loans held for investment and held for sale previously held for investment	(22,319)	(473)	(22,856)	(617)
Realized (gain)/loss on real estate securities	—	(76)	725	(76)
Realized loss on Other Investment Securities	—	39	—	39
Realized loss on real estate owned	(107)	25	(109)	4
Realized gain on Treasury securities	(25)	—	(25)	—
(Gain)/loss on derivative instruments related to investment portfolio	(70)	(1,401)	607	(494)
Change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in a valuation model, net of tax	2,327	(2,641)	6,913	(1,015)
Change in contingent consideration, net of tax	103	195	248	510
Amortization of deferred premiums, production and profitability earn-outs, net of tax	97	97	235	259
Depreciation and amortization, net of tax	122	138	291	275
Non-controlling interests	(38)	—	(54)	—
Core Earnings – non-U.S. GAAP	$(1,017)	$3,416	$804	$7,954
Core Earnings – per diluted weighted average share outstanding – non-U.S. GAAP	$(0.11)	$0.38	$0.09	$0.89

ZAIS Financial Corp. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2016	December 31, 2015
	(Expressed in United States Dollars, except share data)
Assets
Cash and cash equivalents	$188,537,658	$20,793,716
Restricted cash	4,846,467	4,371,725
Mortgage loans held for investment, at fair value – $39,368,159 and $394,942,512 pledged as collateral, respectively	43,572,755	397,678,140
Mortgage loans held for investment, at cost	1,711,199	1,886,642
Mortgage loans held for sale, at fair value – $109,941,507 and $115,942,230 pledged as collateral, respectively	113,868,924	115,942,230
Real estate securities, at fair value – $76,681,507 and $95,627,850 pledged as collateral, respectively	84,616,561	109,339,281
Other Investment Securities, at fair value – $2,093,853 and $1,989,174 pledged as collateral, respectively	13,247,414	12,804,196
Loans eligible for repurchase from Ginnie Mae	38,845,598	34,745,103
Mortgage servicing rights, at fair value	44,495,707	48,209,016
Derivative assets, at fair value	6,373,774	2,376,187
Other assets	6,566,942	7,928,878
Goodwill	14,183,537	14,183,537
Intangible assets	4,486,100	4,880,270
Total assets	$565,352,636	$775,138,921
Liabilities
Warehouse lines of credit	$102,497,508	$100,768,428
Treasury securities repurchase agreements	69,254,000	—
Loan repurchase facilities	34,040,495	296,789,330
Securities repurchase agreements	58,712,839	73,300,159
Exchangeable Senior Notes	57,066,426	56,509,046
Contingent consideration	11,684,100	11,285,100
Derivative liabilities, at fair value	4,814,959	1,831,967
Dividends and distributions payable	3,559,120	3,559,120
Accounts payable and other liabilities	18,714,723	18,572,613
Liability for loans eligible for repurchase from Ginnie Mae	38,845,598	34,745,103
Total liabilities	399,189,768	597,360,866

Commitments and contingencies (Note 22)

Equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Accumulated deficit	(15,437,639)	(4,984,178)
Total ZAIS Financial Corp. stockholders' equity	148,770,776	159,224,237
Non-controlling interests	17,392,092	18,553,818
Total equity	166,162,868	177,778,055
Total liabilities and equity	$565,352,636	$775,138,921

ZAIS Financial Corp. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(Expressed in United States Dollars, except share data)

Interest income
Mortgage loans held for investment	$ 460,221	$ 6,423,504	$ 754,740	$ 13,049,493
Mortgage loans held for sale previously held for investment	2,410,828	—	8,492,678	—
Mortgage loans held for sale	916,060	793,224	1,690,023	1,401,456
Real estate securities	1,195,353	2,280,782	2,538,590	4,701,415
Other investment securities	204,679	63,838	416,026	96,381
Total interest income	5,187,141	9,561,348	13,892,057	19,248,745

Interest expense
Warehouse lines of credit	653,639	518,932	1,205,459	1,072,291
Treasury securities repurchase agreements	59,587	—	60,862	—
Loan repurchase facilities	1,620,802	2,371,281	4,080,076	4,724,217
Securities repurchase agreements	309,773	394,542	631,745	797,051
Exchangeable Senior Notes	1,469,924	1,442,994	2,932,860	2,879,667
Total interest expense	4,113,725	4,727,749	8,911,002	9,473,226
Net interest income	1,073,416	4,833,599	4,981,055	9,775,519

Non-interest income
Mortgage banking activities, net	15,579,439	12,102,993	27,232,353	23,255,382
Loan servicing fee income, net of direct costs	2,055,651	1,667,635	4,109,447	3,304,734
Change in fair value of mortgage servicing rights	(6,195,117)	3,647,722	(14,249,423)	222,808
Other income	21,450	12,201	33,910	24,057
Total non-interest income	11,461,423	17,430,551	17,126,287	26,806,981

Other (losses)/gains
Change in unrealized gain or loss on mortgage loans held for investment and held for sale previously held for investment	(22,480,755)	1,246,996	(19,962,762)	47,241
Change in unrealized gain or loss on real estate securities	1,129,571	(1,965,302)	(663,530)	(2,143,073)
Change in unrealized gain or loss on Other Investment Securities	338,238	8,207	362,860	144,527
Change in unrealized gain or loss on real estate owned	996,173	(93,212)	929,407	8,568
Change in unrealized gain or loss on Treasury securities	3,392	—	9,333	—
Realized gain on mortgage loans held for investment and held for sale previously held for investment	22,319,368	472,740	22,855,712	616,851
Realized gain (loss) on real estate securities	—	75,659	(724,607)	75,659
Realized loss on other investment securities	—	(39,360)	—	(39,360)
Realized gain on real estate owned	106,585	(24,589)	108,814	(3,912)
Realized loss on Treasury securities	24,711	—	24,711	—
Loss on derivative instruments related to investment portfolio	69,673	1,401,457	(606,595)	494,367
Total other (losses)/gains	2,506,956	1,082,596	2,333,343	(799,132)

Expenses
Advisory fee - related party	773,357	717,488	1,540,835	1,428,288
Salaries, commissions and benefits	9,505,846	8,090,407	17,471,938	15,489,665
Operating expenses	2,683,898	3,953,156	5,724,782	6,872,804
Other expenses	3,144,117	976,263	5,747,982	2,111,462
Total expenses	16,107,218	13,737,314	30,485,537	25,902,219

Net (loss)/income before income taxes	(1,065,423)	9,609,432	(6,044,852)	9,881,149

Income tax expense (benefit)	55,330	2,899,916	(1,547,905)	2,754,387
Net (loss)/income	(1,120,753)	6,709,516	(4,496,947)	7,126,762

Net (loss)/income allocated to non-controlling interests	(82,748)	655,705	(420,194)	699,171
Net (loss)/income attributable to ZAIS Financial Corp. common stockholders	$ (1,038,005)	$ 6,053,811	$ (4,076,753)	$ 6,427,591

Net (loss)/income per share applicable to ZAIS Financial Corp. common stockholders:
Basic	$ (0.13)	$ 0.76	$ (0.51)	$ 0.81
Diluted	$ (0.13)	$ 0.65	$ (0.51)	$ 0.79
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886	7,970,886	7,970,886
Diluted	8,897,800	10,677,360	8,897,800	10,677,360

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the Mergers, the Company filed a registration statement on Form S-4, as amended with the Securities and Exchange Commission (the "SEC") that included a preliminary joint proxy statement/prospectus, and will file other relevant documents concerning the Mergers. The registration statement on Form S-4 has not yet been declared effective by the SEC and is subject to further revision, some of which may be significant. This does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SUTHERLAND AND THE PROPOSED MERGERS.

Investors and stockholders of the Company and Sutherland may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on ZFC's website at www.zaisfinancial.com. The Company's stockholders may also contact ZAIS Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the "Securities Act").

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, Sutherland and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's and Sutherland's stockholders in respect of the proposed Mergers. Information regarding the Company's directors and executive officers can be found in the Company's Annual Report on Form 10-K filed with the SEC on March 10, 2016, as amended by its Form 10-K/A filed on April 29, 2016 and in the Company's registration statement on Form S-4, as amended, filed with the SEC. Information regarding Sutherland's directors and executive officers can be found in the Company's registration statement on Form S-4 filed with the SEC. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the Mergers if and when they become available. These documents are available free of charge on the SEC's website and from the Company or Sutherland, as applicable, using the sources indicated above.

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a REIT which invests in a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the risk that the Mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain stockholder approvals relating to the Mergers or the failure to satisfy the other conditions to completion of the Mergers; fluctuations in the adjusted book value per share of the shares of both the Company and Sutherland; risks related to disruption of management's attention from the ongoing business operations due to the proposed Mergers; the effect of the announcement of the proposed Mergers on the Company's operating results and businesses generally; the outcome of any legal proceedings relating to the Mergers; changes in future loan production; the Company's ability to retain key managers of GMFS; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC on March 10, 2016, Form 10-K/A filed with the SEC on April 29, 2016 and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: Marilynn Meek, Financial Relations Board, 212-827-3773